Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2012 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Leggett & Platt, Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ PRICEWATERHOUSECOOPERS LLP

St. Louis, Missouri

May 15, 2012